EXHIBIT 99.1

ERGONOMICS, INC. & MAGNITUDE FORM ALLIANCE TO DELIVER COMPUTER INJURY RISK MANAGEMENT SOLUTIONS IN CALIFORNIA

CHESTER, NEW JERSEY - JUNE 21, 2004 - Magnitude Information Systems, Inc. (Symbol:MAGY), the leading developer of Anti-Injury(TM) ergonomic software solutions for Fortune 500 corporations, government agencies, and consumers, today announced the establishment of a distribution and resale agreement with Ergonomics, Inc., to market and distribute ErgoEnterprise(TM), Magnitude's Anti-Injury(TM) solution, in California.

Ergonomics, Inc., a privately-owned company headquartered in Irvine, CA, is expanding its consulting and product offerings to meet its clients' needs in the ergonomic sector. The company offers enhanced consulting services, including workplace assessments, employee training programs, customized multi-media support and training materials, and an informative web portal
(www.ErgoAcademy.com), as well as Anti-Injury(TM) ergonomic software. Its ErgoChairs division designs, manufactures and distributes a distinctive, high-quality line of ergonomic seating solutions.

Ergonomics, Inc. will immediately address pressing ergonomic requirements with ErgoEnterprise(TM) for its major clients, including hospitals, call centers, municipalities and corporations in the aerospace, technology, financial, media and healthcare industries.

"Our changes reflect an expanded direction for us which will have a tremendous impact on our customers. We are offering a `best practices' solution to reduce computer injuries, decrease workers' comp claims and increase productivity for all of our customers and prospects," stated Donald W. Duskey, CEO, Ergonomics, Inc. "Our goal is to constantly add value and exceed our customer expectations with high-quality, proven products that enable them to effectively address employee workplace health risks, including repetitive strain injuries and physical discomfort. The complementary fit between our consulting, training, and product offerings is quite extraordinary and should enable the strategic alliance to rapidly deliver substantial revenues. We are confident that Magnitude's ErgoEnterprise(R) is the best solution on the market and we are very pleased to establish this mutually beneficial relationship."

"California considers computer injury risk management a very serious issue, as evidenced by Cal OSHA's regulation 5110," stated Mark Chroscielewski, Magnitude's SVP of Business Development. "A strategic alliance with Ergonomics, Inc. expands our California sales presence in a multi-billion dollar computer injury risk management market. Ergonomics, Inc. enables us to rapidly penetrate one of the most heavily legislated ergonomic workplaces in the U.S. With a potential penalty of $25,000 per incident, it's no wonder why employers in California will be quick to adopt solutions like ErgoEnterprise(TM)."

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ABOUT MAGNITUDE INFORMATION SYSTEMS, INC.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(TM) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers. Magnitude's Anti-Injury(TM) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

 This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking statements.